Investor Contact:

Media Contact:

Emma Jo Kauffman

Tawn Earnest

(615) 855-5525

(615) 855-5209

DOLLAR GENERAL TO PRESENT AT SUNTRUST ROBINSON HUMPHREY CONFERENCE

GOODLETTSVILLE, Tenn. – April 6, 2006 – Dollar General Corporation (NYSE: DG) will make a presentation to the investment community at SunTrust Robinson Humphrey’s 35th Institutional Investor Conference on Tuesday, April 11, 2006, beginning at 10:25 a.m. EDT.  A webcast of this presentation can be accessed through the Company’s Web site at www.dollargeneral.com, in the “Investing” section at “Conference calls and Investor events.” The webcast will be available through April 25, 2006.

About Dollar General

Dollar General is a Fortune 500® discount retailer with 8,038 neighborhood stores as of March 31, 2006.  Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, house wares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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